As filed with the U.S. Securities and Exchange Commission on February 14, 2025
Registration No.: 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Roku, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	26-2087865
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)
1173 Coleman Avenue
San Jose, California 95110
(408) 556-9040
(Address of principal executive offices) (Zip code)
Roku, Inc. Amended and Restated 2017 Equity Incentive Plan
(Full title of the plan)

Louise Pentland
General Counsel and Secretary
Roku, Inc.
1173 Coleman Avenue, San Jose, California 95110
(408) 556-9040
(Name and address of agent for service) (Telephone number, including area code, of agent for service)

Copies to:

Sarah K. Solum
Freshfields US LLP
855 Main Street
Redwood City, California 94063
(650) 618-9250

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE
Roku, Inc. (the “Registrant”) is filing this Registration Statement with the Securities and Exchange Commission (the “Commission”) pursuant to General Instruction E of Form S-8. The Registrant’s Amended and Restated 2017 Equity Incentive Plan (the “2017 Plan”) provides that the total number of shares reserved for issuance under the 2017 Plan will automatically increase on January 1st of each calendar year, from January 1, 2025 to January 1, 2034, in an amount equal to 5% of the total number of shares of the Registrant’s capital stock outstanding on the last day of the preceding year, or a lesser number of shares determined by the Registrant’s Board of Directors. Accordingly, on January 1, 2025, the number of shares of Class A common stock reserved for issuance pursuant to stock options and other equity awards that may be granted under the 2017 Plan increased by an additional 7,304,561 shares (or 5% of the outstanding shares of the Registrant’s capital stock as of December 31, 2024).
These additional shares of Class A common stock are securities of the same class as other securities for which the Registration Statements on Form S-8 (File No. 333-220701, File No. 333-223379, File No. 333-230039, File No. 333-236830, File No. 333-253638, File No. 333-262876, File No. 333-269838, and File No. 333-277152 (together, the “Prior Registration Statements”)) were filed with the Commission on September 28, 2017, March 1, 2018, March 1, 2019, March 2, 2020, February 26, 2021, February 18, 2022, February 16, 2023, and February 16, 2024, respectively. Pursuant to General Instruction E to Form S-8, the contents of the Prior Registration Statements are incorporated by reference herein and made a part hereof except as modified hereby.
PART II
ITEM 3.   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
 The following documents filed by the Registrant with the Commission are incorporated by reference into this Registration Statement:
(a)The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 filed on February 14, 2025, which contains audited financial statements for the Registrant’s latest fiscal year.
(b)The description of the Registrant’s Class A common stock which is contained in a registration statement on Form 8-A filed on September 19, 2017 (File No. 001-38211) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.
(c)All other reports and documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL
Not applicable.

ITEM 8.   EXHIBITS

	Incorporated by Reference
Exhibit Number	Description	Form	SEC File No.	Exhibit	Filing Date

4.1	Amended and Restated Certificate of Incorporation	8-K	001-38211	3.1	10/3/2017

4.2	Amended and Restated Bylaws	S-1/A	333-220318	3.4	9/18/2017

4.3	Form of Class A Common Stock Certificate	S-1/A	333-220318	4.1	9/18/2017

5.1*	Opinion of Freshfields US LLP, counsel for the Registrant, as to the legality of the securities being registered	—	—	—	—

23.1*	Consent of Freshfields US LLP, counsel for the Registrant (included in Exhibit 5.1)	—	—	—	—

23.2*	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm	—	—	—	—

24.1*	Power of Attorney (included on the signature page of this Form S-8)	—	—	—	—

99.1	Roku, Inc. Amended and Restated 2017 Equity Incentive Plan	8-K	001-38211	10.1	6/7/2024

107*	Filing Fee Table	—	—	—	—
__________________
*Filed herewith

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on this 14th day of February, 2025.

ROKU, INC.

By:	/s/ Dan Jedda
Dan Jedda
Chief Financial Officer
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Anthony Wood and Dan Jedda, and each of them, as his or her true and lawful attorneys-in-fact and agents, each with the full power of substitution, for him or her and in their name, place or stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Anthony Wood	President, Chief Executive Officer and Chairman (Principal Executive Officer)	February 14, 2025
Anthony Wood

/s/ Dan Jedda	Chief Financial Officer (Principal Financial Officer)	February 14, 2025
Dan Jedda

/s/ Matthew Banks	Vice President, Corporate Controller and Chief Accounting Officer (Principal Accounting Officer)	February 14, 2025
Matthew Banks

/s/ Ravi Ahuja	Director	February 14, 2025
Ravi Ahuja

/s/ Jeffrey Blackburn	Director	February 14, 2025
Jeffrey Blackburn

/s/ Mai Fyfield	Director	February 14, 2025
Mai Fyfield

/s/ Jeffrey Hastings	Director	February 14, 2025
Jeffrey Hastings

/s/ Laurie Simon Hodrick	Director	February 14, 2025
Laurie Simon Hodrick

/s/ Neil Hunt	Director	February 14, 2025
Neil Hunt

/s/ Gina Luna	Director	February 14, 2025
Gina Luna

/s/ Ray Rothrock	Director	February 14, 2025
Ray Rothrock